UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 5, 2008 (November 4, 2008)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 4, 2008, Spectrum Brands, Inc. (the "Company") received written notice from the New York Stock Exchange, Inc. ("NYSE") that the Company had fallen below the NYSE's continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual because over a 30 trading-day period the Company's total market capitalization was less than $75 million and, at the same time, its stockholders’ equity was less than $75 million.  As of October 31, 2008, the Company's 30 trading-day average market capitalization was approximately $72.4 million, and in its quarterly report on Form 10-Q for the quarter ended June 29, 2008, the Company reported a shareholders' deficit of approximately $511.6 million.

Under applicable NYSE rules, the Company has 45 calendar days from receipt of the notice to submit a plan that demonstrates its ability to achieve compliance with the continued listing standards within 18 months of receipt of the notice.  Upon receipt of the Company's plan, the NYSE has 45 calendar days to review and determine whether the Company has made a reasonable demonstration of its ability to come into conformity with the relevant standard(s) within the 18 month period.  The NYSE will either accept the plan at which time the Company will be subject to ongoing monitoring for compliance with this plan, or the Committee will not accept the plan and the Company will be subject to suspension and delisting proceedings.  As required by the NYSE's rules, the Company plans to notify the NYSE within 10 business days of receipt of the non-compliance notice of its intent to submit a plan to remedy its non-compliance.

As required under NYSE rules, the Company issued a Press Release on November 5, 2008, announcing that it had received the notice and that the Company intends to submit a plan to attain compliance with NYSE continued listing standards. In its press release, the Company noted that it plans to report its results on November 11, 2008 and that it ended the fiscal year with approximately $105 million in cash and $108 million of availability on its $225 million asset-based senior credit facility and in compliance with the requirements under its senior and subordinated debt agreements.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Information

          This Current Report on Form 8-K contains forward-looking statements, which are based on the Company's current expectations and involve risks and uncertainties.  The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements. These risks and uncertainties include (1) the risk that the NYSE notice disrupts current plans and operations; (2) difficulty or unanticipated expenses in connection with timely developing a plan to achieve compliance that is acceptable to the NYSE, (3) the potential for the Company to be considered below criteria with respect to other NYSE listing standards and (4) other factors, which can be found in the Company’s securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.  The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number              Description

99.1      Press Release issued by Spectrum Brands, Inc. on November 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 5, 2008	SPECTRUM BRANDS, INC.

		By:	/s/ Anthony L. Genito
			Name:	Anthony L. Genito
			Title:	Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by Spectrum Brands, Inc. on November 5, 2008.